Chemtura to Acquire Bromine Assets of Solaris ChemTech Industries Ltd.

▪	Further strengthens leading position in bromine and brominated derivatives
▪	Provides cost-effective source to support future growth
▪	Enhances manufacturing footprint in Asia

PHILADELPHIA, PA, September 26, 2012 – Chemtura Corporation (NYSE and Euronext Paris: CHMT) today announced that it has entered into a definitive agreement to acquire the bromine assets of Solaris ChemTech Industries Limited (“Solaris ChemTech” or “SCIL”), India's leading manufacturer of bromine and bromine derivatives. The acquired business will become an integral part of Chemtura’s Great Lakes Solutions business.

The Bromine and Bromine Chemicals division of Solaris ChemTech was established in the mid- 1990s and has grown to be India’s premier manufacturer of bromine. The acquisition includes two manufacturing facilities, a well-established R&D center and a multi-products facility in the State of Gujarat. The new subsidiary will be headquartered in New Delhi.

“The acquisition of Solaris ChemTech’s bromine assets will further strengthen our bromine position and provide our customers with increased security of supply through further diversification of our bromine supply sources,” said Craig A. Rogerson, Chemtura Chairman, President and Chief Executive Officer. “Chemtura is uniquely positioned to benefit from the capabilities of this business. This acquisition provides an established bromine and derivative position in India today. Through the application of our technology, we can improve productivity and efficiency, creating significant value. It also gives access to substantial brine reserves to fuel future growth of the business. Establishing additional footprint in the Asia Pacific region is further evidence of our commitment to growth in faster growing regions and will also strengthen Chemtura’s prospects for expansion across the portfolio of Chemtura businesses,” Rogerson added.

“This acquisition is a strong fit with Chemtura’s overall strategic focus on serving the transportation, energy, electronics, and agriculture markets,” said Anne Noonan, Chemtura Vice President of Strategic Business Development and President of Great Lakes Solutions. “The incremental bromine assets also bolster our abilities to meet growth in customer requirements including the emerging global demand for bromine derivatives for mercury control in coal-fired power plants. We are excited to have the new team in India onboard as a part of Chemtura and Great Lakes Solutions,” Noonan added.

Chemtura will continue the extensive work on Corporate Social Responsibility started by Solaris ChemTech, as well as introduce Chemtura’s own sustainability efforts and Responsible Care® practices.

The transaction is subject to customary closing conditions and the parties expect to close by the end of 2012.

About Chemtura Corporation

Chemtura Corporation, with 2011 sales of $3 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning us is available at www.chemtura.com.

About Great Lakes Solutions

Great Lakes Solutions, a Chemtura business, is a global and innovative leader in safe and cost-efficient flame retardant products and solutions and brominated performance products. Our flame retardants are used in applications such as electronic components, electrical enclosures and building products, including insulation and furniture foam. Our brominated performance products are used in energy production, water treatment, automotive/transportation, dyes, biocides, pharmaceuticals and crop protection. For more information about Great Lakes Solutions, please visit www.greatlakes.com.

About Solaris ChemTech Industries Limited

Solaris (Gujarat, India) manufactures Bromine and Bromine Chemicals. It manufactures Liquid Bromine, Hydrobromic Acid, n-propyl Bromide, Tetra Bromo Bisphenol A (TBBA), and Speciality Bromine Chemicals used in agrochemicals, pharmaceuticals, flame retardants, amongst other applications.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “potential,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

▪	Our ability to implement our growth strategies in rapidly growing markets;
▪	Our ability to successfully integrate acquisitions into our business; and
▪	Other risks and uncertainties described in our filings with the Securities and Exchange Commission including Item 1A, Risk factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

For further information contact:

Investors:	Media:
Laurence Orton	John Gustavsen
Vice President, Finance & Investor Relations	Manager, Corporate Communications
Chemtura Corporation	Chemtura Corporation
Tel: +1-203-573-2153	Tel: +1-203-573-3224
Email: Laurence.orton@chemtura.com	Email: john.gustavsen@chemtura.com

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